EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, Il Yung Kim, President and Chief Executive Officer of DASAN Zhone Solutions, Inc. (the "Company"), and Michael Golomb, Chief Financial Officer, Treasurer and Corporate Secretary, of the Company, each hereby certify that, to their knowledge:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2019

/s/ IL YUNG KIM	/s/ MICHAEL GOLOMB
Il Yung Kim	Michael Golomb
President, Chief Executive Officer	Chief Financial Officer, Corporate Treasurer and Secretary